Exhibit 10.16

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (this “Amendment”) is entered into as of this 20 day of April, 2018 (“Second Amendment Execution Date”), by and between BMR-MEDICAL CENTER DRIVE LLC, a Delaware limited liability company (“Landlord), and GLYCOMIMETICS, INC., a Delaware corporation (“Tenant”).

RECITALS

A.WHEREAS, Landlord and Tenant are parties to that certain Lease dated as of July 23, 2014, as amended by that certain First Amendment to Lease dated as of March 24, 2016 (the “First Amendment”; collectively, as amended, the “Existing Lease”), whereby Tenant leases from Landlord certain premises in the building at 9708 Medical Center Drive in Rockville, Maryland (the “9708 Building”) and on the second floor of 9712 Medical Center Drive in Rockville, Maryland (the “9712 Building”);

B.WHEREAS, Tenant had non-exclusive rights to use a loading dock area inside the building located at 9714 Medical Center Drive in Rockville, Maryland (the “Loading Dock Area”), which Loading Dock Area was included within the Rentable Area of the 9708 Premises;

C.WHEREAS, Tenant has irrevocably waived its right to use the Loading Dock Area pursuant to that certain Waiver of Rights to Use Loading Dock dated as of January 25, 2018;

D.WHEREAS, the parties have agreed to amend the Rentable Area of the 9708 Premises to exclude the Loading Dock Area; and

E.WHEREAS, Landlord and Tenant desire to modify and amend the Existing Lease only in the respects and on the conditions hereinafter stated.

AGREEMENT

NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1.Definitions.  For purposes of this Amendment, capitalized terms shall have the meanings ascribed to them in the Existing Lease unless otherwise defined herein.  The Existing Lease, as amended by this Amendment, is referred to collectively herein as the “Lease.” From and after the date hereof, the term “Lease,” as used in the Existing Lease, shall mean the Existing Lease, as amended by this Amendment.

2. 9708 Premises.  As of the Second Amendment Execution Date, the Rentable Area of the 9708 Premises shall be reduced to 30,691 square feet.  Notwithstanding the foregoing, pursuant to Section 2.3 of the Existing Lease, Base Rent for the 9708 Premises shall be calculated based on 30,000 square feet of Rentable Area; provided, however, that such calculation shall not affect, alter or modify (in any way) any of Tenant’s other rights, duties or obligations under this Lease with respect to the Premises.

3.Rentable Area and Pro Rata Share. The chart in Section 3 of the First Amendment is hereby deleted in its entirety and replaced with the following:

Definition or Provision	Means the Following (As of the Second Amendment Execution Date)
Approximate Rentable Area of 9708 Premises	30,691 square feet
Approximate Rentable Area of 9708 Building	30,691 square feet
Approximate Rentable Area of 9712 Premises	12,074 square feet
Approximate Rentable Area of 9712 Building	22,907 square feet
Approximate Rentable Area of South Campus	92,125 square feet
Approximate Rentable Area of Project	214,725 square feet
Tenant’s Pro Rata Share of 9708 Building	100%
Tenant’s Pro Rata Share of 9712 Building	52.71%
Tenant’s Pro Rata Share of South Campus for 9708 Premises	33.15%
Tenant’s Pro Rata Share of South Campus for 9712 Premises	13.11%
Tenant’s Pro Rata Share of Project for 9708 Premises	14.29%
Tenant’s Pro Rata Share of Project for 9712 Premises	5.62%

4.Broker. Tenant represents and warrants that it has had no dealings with any real estate broker or agent in connection with the negotiation of this proposal, and that it knows of no other real estate broker or agent that is or might be entitled to a commission in connection with the Lease.  Tenant agrees to indemnify, save, defend and hold Landlord harmless from any and all cost or liability for compensation claimed by any broker or agent employed or engaged by it or claiming to have been employed or engaged by it.

5.No Default.  Each of Landlord and Tenant represent, warrant and covenant to the other that, to the best of its knowledge, Landlord and Tenant are not in default of any of their respective obligations under the Existing Lease and no event has occurred that, with the passage of time or the giving of notice (or both) would constitute a default by either Landlord or Tenant thereunder.

6.Notices.  Tenant confirms that, notwithstanding anything in the Lease to the contrary, notices delivered to Tenant pursuant to the Lease should be sent to:

GlycoMimetics, Inc.

9708 Medical Center Drive

Rockville, Maryland 20850

Attn:  Brian Hahn.

7.Effect of Amendment.  Except as modified by this Amendment, the Existing Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed.  In the event of any conflict between the terms contained in this Amendment and the Existing Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties.

8.Successors and Assigns.  Each of the covenants, conditions and agreements contained in this Amendment shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs, legatees, devisees, executors, administrators and permitted successors and assigns and sublessees.  Nothing in this section shall in any way alter the provisions of the Lease restricting assignment or subletting.

9.Miscellaneous.  This Amendment becomes effective only upon execution and delivery hereof by Landlord and Tenant. The captions of the paragraphs and subparagraphs in this Amendment are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof.  All exhibits hereto are incorporated herein by reference.  Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and shall not be effective as a lease, lease amendment or otherwise until execution by and delivery to both Landlord and Tenant.

10.Authority.  Tenant guarantees, warrants and represents that the individual or individuals signing this Amendment have the power, authority and legal capacity to sign this Amendment on behalf of and to bind all entities, corporations, partnerships, limited liability companies, joint venturers or other organizations and entities on whose behalf such individual or individuals have signed.

11.Counterparts; Facsimile and PDF Signatures.  This Amendment may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document.  A facsimile or portable document format (PDF) signature on this Amendment shall be equivalent to, and have the same force and effect as, an original signature.

[Signature page follows]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date and year first above written.

LANDLORD:

BMR-MEDICAL CENTER DRIVE LLC,
a Delaware limited liability company

By:	/s/ Kevin M. Simonsen
Name:	Kevin M. Simonsen
Title:	Sr. Vice President, Sr. Counsel

TENANT:

GLYCOMIMETICS, INC.,
a Delaware corporation

By:	/s/ Brian Hahn
Name:	Brian Hahn
Title:	CFO